                      Morgan Stanley Fundamental Value Fund
                          Item 77(O) 10F-3 Transactions
                        October 1, 2006 - March 31, 2007

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
                                                                Morgan
Beckma  12/12  $100.0    -    $600,00  252,00    0.04%  0.22%   Stanle   Banc
   n     /06     0             0,000      0                       y,      of
Coulte                                                           Banc   Americ
r Inc.                                                            of       a
2.500%                                                          Americ
  due                                                             a
12/15/                                                          Securi
  36                                                             ties
                                                                 LLC,
                                                                Citigr
                                                                 oup,
                                                                JPMorg
                                                                 an,
                                                                 UBS
                                                                Invest
                                                                 ment
                                                                 Bank